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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas E. Jorden and Paul Korus and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission the Cimarex Energy Co. Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and any and all amendments thereto, with exhibits thereto, and any other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 25th day of February 2013.

/s/ THOMAS E. JORDEN Thomas E. Jorden, Director, President and Chief Executive Officer	/s/ JOSEPH R. ALBI Joseph R. Albi, Director, Executive Vice President and Chief Operating Officer
/s/ PAUL KORUS Paul Korus, Senior Vice President and Chief Financial Officer	/s/ JERRY BOX Jerry Box, Director
/s/ HANS HELMERICH Hans Helmerich, Director	/s/ DAVID A. HENTSCHEL David A. Hentschel, Director
/s/ HAROLD R. LOGAN, JR. Harold R. Logan, Jr., Director	/s/ FLOYD R. PRICE Floyd R. Price, Director
/s/ MONROE W. ROBERTSON Monroe W. Robertson, Director	/s/ MICHAEL J. SULLIVAN Michael J. Sullivan, Director
/s/ L. PAUL TEAGUE L. Paul Teague, Director

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  EXHIBIT 24.1
POWER OF ATTORNEY